Exhibit 10.3
     THIS AMENDMENT made and entered into effective the 1st day of January, 2006, by and between ACIN LLC, a Delaware limited liability company, successor in interest to CSTL LLC through merger, (hereinafter referred to as “Lessor”), and ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company (hereinafter referred to as “Lessee”).
     WHEREAS, by Coal Mining Lease dated April 9, 2003, effective as of April 1, 2003, Lessor did demise, lease and let to Lessee the Leased Premises (all capitalized terms used herein shall have the meaning given in the Lease), for the purpose of mining, preparation, loading, removal, transportation and shipping of coal, as more fully set forth in the Lease; and
     WHEREAS, said Coal Mining Lease has heretofore been amended by First Amendment to Coal Mining Lease dated September 30, 2003, effective April 1, 2003; Partial Surrender Agreement dated December 12, 2003, effective December 1, 2003; Second Amendment to Coal Mining Lease dated and effective December 15, 2003; Third Amendment to Coal Mining Lease dated and effective October 1, 2004; Fourth Amendment to Coal Mining Lease dated and effective September 1, 2005; two Partial Surrender Agreements dated and effective September 1, 2005; Partial Surrender Agreement effective November 1, 2005; and various letter agreements (said Coal Mining Lease, as supplemented and amended, being hereinafter referred to as the “Lease”); and
     WHEREAS, Lessor and Lessee desire to further amend the Lease as hereinafter set forth.
W I T N E S S E T H:
     That for and in consideration of the terms, conditions and stipulations embodied within the Lease, as amended, to be performed and observed by Lessor and Lessee, the sufficiency of which is hereby acknowledged, effective January 1, 2006 and continuing thereafter during the term of the Lease, Lessor and Lessee do hereby agree that the third paragraph of Section 2 of the Lease shall be amended in its entirety as follows:

     Lessee recognizes and acknowledges that the Source Deeds contain certain Restrictions that relate to the surface, timber, oil and gas estates in or on the Leased Premises, and Lessee hereby accepts this Lease subject to those Restrictions and agrees to be bound by said Restrictions and to comply with same (including any requirements to give notice to the beneficiary of such Restrictions, providing a simultaneous copy to the Lessor) in all its activities hereunder. Provided however, in the event the Restrictions require the payment of monies relative to any of the matters contained therein and Lessee’s activities under this Lease will cause the requirement to pay such monies, then and in that event, Lessee will endeavor to give Lessor as much advance notice of such requirement as possible. Lessor shall reimburse Lessee one-half of any monies paid with respect to the Restrictions within thirty (30) days after receipt of invoice and Lessee’s proof of payment to the beneficiary of the same.
     All other terms and conditions of the Lease, as previously amended, not inconsistent herewith, shall remain in full force and effect, without modification or amendment.
     IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be executed as of the day and year first above written.

ACIN LLC, a Delaware limited liability company,
By NRP (Operating) LLC, a Delaware limited liability company and its Sole Operating Manager

By:	/s/ Nick Carter

Nick Carter, Its President and Chief Operating Officer

ALPHA LAND AND RESERVES, LLC

By:	/s/ Vaughn R. Groves

Vaughn R. Groves, Its President and Manager

STATE OF	West Virginia)

COUNTY OF	Cabell), to-wit:
     The foregoing instrument was acknowledged before me this 2nd day of March, 2006, by Nick Carter, President and Chief Operating Officer of NRP (Operating) LLC, a Delaware limited liability company and the sole operating manager of ACIN LLC, on behalf of ACIN LLC, a Delaware limited liability company.

/s/ Paddy Sue Gay

Notary Public

My commission expires: November 1, 2008	[seal]

STATE OF	Virginia)

COUNTY OF	Washington), to-wit:
     The foregoing instrument was acknowledged before me this 1st day of March, 2006, by Vaughn R. Groves, as President and Manager of ALPHA LAND AND RESERVES, LLC, on behalf of ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company.

/s/ Wanda K. Fields

Notary Public
My commission expires: June 30, 2007

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